UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On December 7, 2017, CLS Holdings USA, Inc. (the “Company”) commenced a private offering of its securities pursuant to Rule 506(c) promulgated under the Securities Act of 1933, as amended.  The Company is offering for sale a minimum of 1,800,000 units and a maximum of 4,000,000 units at a price of $1.25 per unit.  Each unit consists of four shares of common stock and one warrant to purchase common stock at $0.75 per share.  Assuming the Company sells the minimum units by January 17, 2018, which date may be extended by up to 60 days in the sole discretion of the Company, the common stock and warrants issued at closing will be restricted securities.

The Company intends to use the proceeds of the private offering primarily to make certain payments required under its definitive agreement to purchase the membership interests of three companies from Alternative Solutions, LLC, a revenue-producing vertically integrated cannabis business with operations in Las Vegas, Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: December 7, 2017	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer